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                                  EXHIBIT 4(D)

          Amendment No. 1 to the RARE Hospitality International, Inc.
                         1997 Long-Term Incentive Plan.

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                             AMENDMENT NO. 1 TO THE
                      RARE HOSPITALITY INTERNATIONAL, INC.
                         1997 LONG-TERM INCENTIVE PLAN


         THIS AMENDMENT NO. 1 (this "Amendment") to the RARE Hospitality International, Inc. 1997 Long-Term Incentive Plan (the "Plan") is made this 20th day of March, 1998.

         The Board of Directors of RARE Hospitality International, Inc. (the "Company") has determined that it is in the best interests of the Company and its shareholders to increase the number of shares of the Company's common stock subject to the Plan to a total of 750,000 shares.

         The Board of Directors intends that the amendment to the Plan provided in this Amendment No. 1 shall be submitted to the shareholders of the Company for approval within one year from the date of adoption of this Amendment by the Board of Directors..

                                       1.

                  Section 5.1 of the Plan is hereby amended by deleting Section
5.1 in its entirety and substituting in lieu thereof a new Section 5.1 to read as follows:

                  "5.1. NUMBER OF SHARES. Subject to adjustment as provided in
                  Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 750,000, no more than 20% of which shall be Restricted Stock Awards."

                                       2.

         Except as expressly amended hereby, the terms of the Plan shall be and remain unamended and the Plan as amended shall remain in full force and effect.


         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

                                     RARE HOSPITALITY INTERNATIONAL, INC.


                                     By:  /s/ Philip J. Hickey, Jr.
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                                     Its: President and Chief Operating Officer
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